UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 15, 2008

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-52995	26-0886727
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)         Departure of Principal Officer

Home Federal Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Home Federal Bank (“Bank”) announced that Robert A. Schoelkoph, the Company’s and the Bank’s Senior Vice President, Treasurer, Secretary and Chief Financial Officer will be retiring on October 4, 2008.  Until that time, Mr. Schoelkoph will continue to work with the Company’s and the Bank’s new Executive Vice President, Treasurer, Corporate Secretary and Chief Financial Officer, Eric S. Nadeau, to ensure a smooth transition.  For further information, reference is made to the press release dated May 19, 2008 which is attached hereto as Exhibit 99.1.

(c)	Appointment of Certain Officers

On May 15, 2008, the Company and the Bank announced that they had agreed on an offer of employment with Eric S. Nadeau, age 37, to serve as the Executive Vice President, Treasurer, Corporate Secretary and Chief Financial Officer of the Company and the Bank.

Mr. Nadeau is currently the Chief Financial Officer, Senior Vice President and Treasurer of Camco Financial Corporation, Cambridge, Ohio and its subsidiary, Advantage Bank, where he has been employed since February 2006.  From January 2003 until February 2006 he was the Chief Financial Officer, Senior Vice President and Treasurer of Ohio Legacy Corp, and its subsidiary, Ohio Legacy Bank, N.A.  For further information concerning Mr. Nadeau’s background, reference is made to the press release dated May 19, 2008 which is attached hereto as Exhibit 99.1.

In connection with his employment, the Bank entered into an agreement with Mr. Nadeau that sets forth certain understandings and arrangements with respect to the employment relationship of Mr. Nadeau with the Company and the Bank.  The agreement provides for an initial base salary of $160,000.  Under the agreement, Mr. Nadeau also is eligible to participate in the Bank’s year-end cash incentive plan, beginning June 1, 2008.  The Bank’s cash incentive plan provides for a percentage of base pay to be earned based upon the Bank’s financial performance.

The agreement provides that the Bank and Mr. Nadeau will enter into a one year severance agreement within 60 days of the commencement of his employment.  The agreement will provide that, in the event of Mr. Nadeau’s involuntary termination of employment without cause during the first year of employment, Mr. Nadeau will be paid severance equal to one year’s annual base pay.  Following the successful completion of the first year of service, the Bank will provide Mr. Nadeau with a two-year severance agreement, including a change of control agreement. Following the successful completion of two years of service the Bank will provide Mr. Nadeau with a three year severance agreement that will also include a change in control agreement.  The agreement provides that the Bank will either pay for the Mr. Nadeau’s moving expenses to relocate to Nampa, Idaho, or will pay him a one-time signing bonus of $30,000, which shall be paid upon the start of his employment.

Under terms of the agreement, Mr. Nadeau also will receive an award of approximately 5,000 shares of the Company’s restricted stock.  Restricted stock awards vest over a five-year period with the first vesting date approximately one year from the date of employment.  Mr. Nadeau will also be granted approximately 25,000 non-qualified options to purchase the Company’s common stock.  The stock options vest over a five-year period with the first vesting date approximately one year from the date of employment and expire 10 years from the date of grant.

Mr. Nadeau is also entitled to participate in the Bank’s non-qualified deferred compensation plan.  He is also entitled to participate in all of the Company’s benefit plans that are generally available to all employees, including vacation, 401(k) profit sharing, Employee Stock Ownership Plan, medical and health, life, accident and disability.

There are no arrangements or understandings between Mr. Nadeau and any other persons pursuant to which he was selected as an officer. Mr. Nadeau is not a party to any transaction with the Company and the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission’s Regulation S-K.

A news release announcing these events is attached as Exhibit 99.1 and incorporated by reference herein and a copy of the Offer of Employment is attached hereto as Exhibit 10.19 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

10.19         Agreement with Eric S. Nadeau dated May 15, 2008

99.1           Press release dated May 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      HOME FEDERAL BANCORP, INC.

Date:  May 19, 2008                                                                                               By: /s/ Len E. Williams
                                        Len E. Williams
                                        President and Chief Executive Officer

Exhibit  10.19

Offer of Employment
Eric S. Nadeau
ExecutiveVice President / Chief Financial Officer

1.	Starting Salary: $160,000, annually (gross, before withholding)

2.	Official Title: Executive Vice President

3.	Functional Title: Chief Financial Officer

4.	Supervisor: Len Williams

5.	Start Date: To Be Determined

6.	Starting Work Location: Nampa Corporate Offices

7.	Job Status: Full-Time, Exempt

8.	Relocation Expenses:

A)
Home Federal Bank will pay for the transporting of your primary residential household goods based on the middle of three moving bids, or Home Federal Bank will pay you the middle bid, gross amount, for you to move your own household goods.

OR

Home Federal Bank will provide you with a $30,000, gross, signing bonus and you will be responsible for the transporting of your residential household goods.

B)	Home Federal Bank will reimburse you for temporary housing for up to sixty days (60) calendar days.

9.	Travel Allowance: Home Federal Bank will reimburse you up to $1,200 (gross) for relocation expenses incurred for travel meals and accommodations.

10.	Stock Plans:

1) A Restricted Stock Plan will be established for you.  The Plan will provide for approximately 5,000 shares of Home Federal Bancorp, Inc. restricted stock to be granted to you over a five-year vesting period (approximately 1,000 shares per year) with the first vesting date approximately one year from your start date.

2) In addition, a Non-qualified Option Plan will be established for you.  The Plan will provide for approximately 25,000 options in Home Federal Bancorp, Inc. to be awarded to you over a five-year vesting period (approximately 5,000 options per year) with the first vesting date approximately one year from your start date.

11.
Executive Deferred Salary Continuation Agreement:  This executive agreement provides specific retirement benefits to the executive.  Your normal retirement is calculated as a percentage of average compensation over the last three years of employment.

12.
Severance Agreement:  Within 60 days of your start date, Home Federal Bank will provide a one year severance agreement.  Following the successful completion of year of service, Home Federal will provide a two year severance agreement including change of control protection for you, and following the successful completion of two years of service, Home Federal will provide a three year severance agreement which will also include change of control protection.

13.	Vacation: Four weeks annually. Accrual begins with employment and can be used after successful completion of 90-day orientation period. A Personal Time Off Plan (PTO) was effective January 1, 2008.

14.	Sick Leave: Six days annually. Accrual begins with employment and is available upon accrual. A Personal Time Off Plan (PTO) was effective January 1, 2008.

15.
Health Insurance: Home Federal sponsors an employee High Deductible Health Coverage plan through Regence Blue Shield.  Additional information will be given to you upon active employment. Coverage is effective after successful completion of 90-day introductory period.

16.
HRA/HSA: Home Federal offers Health Reimbursement Accounts (HRA) and Health Savings Accounts (HSA) which are tax-free accounts where money is contributed by Home Federal to be used by the employee to pay for qualified current and future medical expenses.  Home Federal contributes to each employee's account the following amounts for the calendar year (prorated amount is deposited each pay period during insurance coverage) – $750

(individual insurance) or $1,500 (family insurance) to HSA accounts, and $300 (individual) or $600 (family) to HRA accounts. Additional information will be presented to you upon active employment.

17.	Flexible Spending Account: Home Federal Bank provides for a pre-tax flexible spending account (Section 125) for the purpose of health expense or dependent care.

18.
Dental Insurance: Home Federal Bank sponsors dental insurance through United Concordia (UCCI).  Individual or family plans are available.  Coverage is effective after successful completion of the 90-day introductory period.

19.
Vision Insurance: Home Federal Bank sponsors eye care insurance through the VSP network.  Individual or family plans are available.  Coverage is effective after successful completion of the 90-day introductory period.

20.
Short Term/Long Term Disability: Provided and paid for by Home Federal Bank to protect the employee against financial hardship in the event of permanent or partial disability.   Coverage effective after successful completion of the 90-day introductory period.

21.
Term Life Insurance: Base life and accidental death and dismemberment insurance is provided and paid for by Home Federal Bank in an amount equal to one times your annual salary up to a maximum of $50,000.  Additional life insurance for employee, spouse, and children is also available for purchase.  Coverage effective after successful completion of 90-day introductory period.

22.
401(k) Plan: You will be eligible to participate and receive the employer match on the first day of the quarter immediately following your date of employment.  An automatic 3% enrollment will be deducted for all employees, which may be changed by individual election.  Home Federal Bank will match the employee contributions at the rate of $.50 to $1.00 to a maximum of five percent of income.

23.
Employee Stock Ownership Plan (ESOP): An ESOP is a type of defined contribution benefit plan that buys and holds Home Federal Bancorp stock. You become a Participant as of October 1 or April 1 coincident with or next following the date you complete one hour of eligibility service, provided you are employed by Home Federal Bank on that date. Details will be provided in employee information sessions.

24.	Year-End Cash Incentive Plan: You are eligible for a 40% Target year-end cash incentive. Details of this incentive plan to be discussed at time of offer if not already communicated.

25.
Other Benefits: Home Federal Bank provides other benefits to employees as they qualify through time in service.  These benefits include free checking and savings accounts as well as below market rate home and consumer loans.

I accept and acknowledge the offer of employment stated above.  I also understand that this does not create a promise or representation of continued employment or limit the company’s freedom to terminate my employment at any time.

_______________________                                                                                                                                    ____________________
Employee                                                                                                                        Date

Please fax a signed copy to the Office of Human Resource at 208-468-5177.

Exhibit  99.1

FOR IMMEDIATE RELEASE

HOME FEDERAL BANCORP, INC.  ANNOUNCES APPOINTMENT OF NEW
CHIEF FINANCIAL OFFICER

Nampa, Idaho – (May 20, 2008) – Home Federal Bancorp, Inc. (the “Company”) (NASDAQ GSM: HOME), the holding company for Home Federal Bank (“Bank”), announced today that Eric S. Nadeau has accepted a position with the Bank as Executive Vice President, Treasurer, Corporate Secretary and Chief Financial Officer effective June 5, 2008. Mr. Nadeau, a certified public accountant, brings nearly 15 years of financial institution experience to the Company.  He has been employed by Camco Financial Corporation, Cambridge, Ohio and its subsidiary, Advantage Bank, since February 2006 and currently serves as Chief Financial Officer, Senior Vice President and Treasurer.  From January 2003 until February 2006 he was the Chief Financial Officer, Senior Vice President and Treasurer of Ohio Legacy Corp, and its subsidiary, Ohio Legacy Bank, N.A. Mr. Nadeau received his Bachelor of Science in Business Administration from the Richard T. Farmer School of Business of Miami University, Oxford, Ohio.  Mr. Nadeau’s professional affiliations include the American Institute of Certified Public Accountants, Ohio Society of Certified Public Accountants and the Financial Managers Society.

“Eric’s financial institution experience, and particularly his strong background in financial and regulatory reporting, shareholder relations, strategic forecasting and the development and implementation of accounting policies and procedures, will be a great benefit to the Company and the Bank and we are delighted to have him join our senior management team, “ said Len E. Williams, President and Chief Executive Officer.

“Home Federal Bancorp and Home Federal Bank have exciting opportunities ahead and I look forward to applying my experience to support the Company’s overall goals and operations,” said Mr. Nadeau.

The Company also announced that Robert A. Schoelkoph, the Company’s and the Bank’s Senior Vice President, Treasurer, Secretary and Chief Financial Officer will be retiring on October 4, 2008.  Until that time, Mr. Schoelkoph will continue to work with Mr. Nadeau to ensure a smooth transition.  Mr. Williams stated, “On behalf of myself and the Board of Directors of Home Federal Bancorp, we want to thank Bob for his outstanding service as Chief Financial Officer, Treasurer, and Corporate Secretary and for the significant contributions he has made during his 28 years at Home Federal Bank.  Bob was instrumental in Home Federal Bank’s transition from a mutual savings and loan association to a publicly held company and we appreciate his efforts.”

Home Federal Bancorp, Inc. is a Maryland corporation headquartered in Nampa, Idaho, and is the savings and loan holding company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920.  The Company serves the Treasure Valley region of southwestern Idaho that includes Ada, Canyon, Elmore and Gem Counties, through 15 full-service banking offices and two mortgage loan centers.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol

“HOME.” The Company’s stock is also included in the America’s Community Bankers NASDAQ Index.  For more information, visit the Company’s web site at www.myhomefed.com.

Forward-Looking Statements:
Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  Actual results could be materially different from those expressed or implied by the forward-looking statements.  Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development lending, commercial and small business banking and other risks.  Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

CONTACT:  Len E. Williams, President and Chief Executive Officer
TELEPHONE: (208) 468-5048